Exhibit 10.1
CONFIDENTIAL

CONFIDENTIAL PATENT PURCHASE AGREEMENT

This CONFIDENTIAL PATENT PURCHASE AGREEMENT ("Agreement") is entered into on July 10, 2013 ("Effective Date"), by and between Spherix Incorporated, a Delaware corporation with an office at 7927 Jones Branch Drive, Tysons Corner, VA 22102 (the "Company" or the "Purchaser"), and Rockstar Consortium US LP, a Delaware limited partnership having a primary place of business at Legacy Town Center 1, 7160 N. Dallas Parkway, Suite 250, Plano, Texas 75024 ("Seller").

RECITALS

WHEREAS, Seller owns certain Patents (defined below) and wishes to sell to Purchaser its entire right, title and interest in such Patents, the causes of action to sue for infringement thereof, and all such other legal rights in respect of the Patents as are held by the Seller; and

WHEREAS, Purchaser wishes to purchase such Patents free and clear of any restrictions, liens, claims or encumbrances, except as specified herein.

NOW IT IS THEREFORE RESOLVED, that in consideration for the mutual covenants contained herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as set forth herein.

AGREEMENT

1. DEFINITIONS

    "Action" means any action, claim, suit, arbitration, litigation, proceeding or governmental investigation.

    "Affiliate" means, with respect to any Person, any other Person that directly, or through one or more intermediaries, controls or is controlled by or is under common control with such Person. For purposes of this Agreement, "control" shall mean, as to any Person, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise (and the terms "controlled by" and "under common control with" shall have correlative meanings).

    "Common Stock" shall have the meaning ascribed to it in Section 2.4(b).

    "Cumulative Participation Income" means for any particular calendar quarter, the sum of the Participation Income for such calendar quai1er plus the Participation Income for each calendar quarter beginning with the quarter in which the Closing occurs through and including the calendar quarter immediately prior to the calendar quarter in question (inclusive of all calendar quai1ers in between). For greater certainty, in calculating the Participation Income for a quarter, if the Cumulative Participation Threshold is passed during a quarter, the then-current Participation Percentage shall apply to Cumulative Participation Income up to the point such threshold is achieved and the higher Participation Percentage shall apply to amounts of Cumulative Participation Income exceeding such threshold during such quarter.

    "Due Diligence Period" means the period beginning on June 24, 2013 and ending ten (10) days from the Effective Date.

    "Encumbrances" means all claims, conditional sales agreements, Liens, licenses, rights to renew or extend such licenses, rights of first refusal, options, covenants, non-assertions, immunities or releases.

CONFIDENTIAL

    "Deductible Purchaser Expenses," for any particular calendar quarter, means (i) all out of-pocket costs incurred by the Purchaser or its Affiliates where such costs are incurred from the assertion and/or litigation of the Patents, including, payments to outside counsel, consultants, experts, and other litigation vendors plus (ii) subject to Section 6.2, repayment of any loans or other funding sources, if any, received by Purchaser for the sole purpose of asserting and/or litigating the Patents.

    "Liens" means all liens, pledges, charges, claims, security interests, purchase agreements, options, title defects, restrictions on transfer or other limitations on use of any nature whatsoever, whether consensual, stat11tory or otherwise.

    "Nortel”  means Nortel Networks Limited and its Affiliates.

    "Participation Income" for any particular calendar quarter means Purchaser's consolidated gross revenues received for such quarter as a result of the licensing of any of the Patents minus the Deductible Purchaser Expenses. All calculations of "Partcipation Income" shall be made in accordance with U.S. generally accepted accounting principles as in effect from time to time.

__________________________________________________________________________________________
_________________________________________________________________________________________
________________________________________________________________________________________
______________________________________________________________________________________
_________________________________________________________________________________________
_______________________________________

    "Patents" means (a) all patents and patent applications listed in Exhibit B hereto; (b) all patents related to the patents and patent applications listed in Exhibit B via a terminal disclaimer; and (c) the inventions, discoveries and improvements described or claimed in any or all of the foregoing.

    "Purchaser's Initial Return" means the ____________ paid to Seller (including any amounts paid to defend any Inter Partes Review or similar proceeding as set forth in Section 2.4(c)) as set forth in Section 2.4 ____________ of such Fixed Consideration Amount.

    "Person" means a person, corporation, partnership, limited liability company, joint venture, trust or other entity or organization.

    "Trading Day" means a day on which the Common Stock is traded on a Trading Market.

    "Trading Market" means whichever of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market, OTC Bulletin Board or the OTC Markets, (or any successors to any of the foregoing), on which the Common Stock is listed or quoted for trading on the date in question.

    "Rider" shall have the meaning ascribed to it in Section 2.4(b).

2. TRANSFER

    2.1 Patent Assignment. Upon the terms and subject to the conditions set forth in this Agreement, at the closing of the transactions contemplated by this Agreement (the "Closing"), Seller shall and hereby does sell, assign, transfer and convey to Purchaser any and all right, title and interest it has in and to the Patents, including without limitation, all rights and interests of Seller to sue for past, present and future infringement, to collect royalties under such Patents, to prosecute all existing Patents worldwide, to apply for additional Patents worldwide and to have · Patents issue in the name of Purchaser.

CONFIDENTIAL

    2.2 Assignment of Causes of Action. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, Seller shall and hereby does sell, assign, transfer and convey to Purchaser any and all right, title and interest it has in and to all causes of action and enforcement rights, whether known, unknown, currently pending, filed, or otherwise, for the Patents, including without limitation all of Seller's rights and interests to pursue damages, injunctive relief and other remedies for past, current and future infringement of the Patents (the "Causes of Action").

    2.3 Limitations Regarding Prior Encumbrances. Purchaser acknowledges and agrees that rights of Seller in the Patents, and, accordingly, the assignment of the Patents to Purchaser hereunder are subject to the rights granted in the Identified Encumbrance Agreements. "Identified Encumbrance Agreements" means (a) those licenses and other agreements granting rights in and/or to the Patents entered into by Nortel which (i) survived the bankruptcy of Nortel, and (ii) have not subsequently expired or otherwise been terminated; and (b) those licenses granted by Nortel to certain partners of Rockstar Bidco LP at the time of the Nortel Auction Process. "Nortel Auction Process" means the court-administered auction of certain patents of Nortel (including the Patents) conducted under the Nortel bankruptcy process pursuant to which Seller indirectly (through Rockstar Bidco LP) acquired all of its right, title and interest in and to the Patents. Seller shall provide a schedule listing the Identified Encumbrance Agreements five business days from the Effective Date.

    2.4 Fixed Consideration. In consideration for the assignment of Seller's rights, title and interest in the Patents and the Causes of Action, and the other obligations of Seller as set forth in this Agreement, Purchaser shall pay or otherwise provide to Seller the following fixed consideration ("Fixed Consideration Amount'}:

       (a) On the Closing Date, Purchaser shall deliver to Seller ____________ via wire transfer to the bank account specified in Section 3.2(b) of this Agreement (the "Initial Cash Consideration Payment").

       (b) Thirty (30) days after the Closing Date, the Company shall issue to Seller shares (the "Shares") of its restricted common stock $0.0001 par value per share (the "Common Stock") (NASDAQ:SPEX) equal to the value of one million United States Dollars (US $1,000,000) based upon the lower of: (i) $5.65 per share (representing an amount that satisfies NASDAQ Rule [5630] as the consolidated closing bid price of the Common Stock on the Trading Day immediately preceding the Effective Date) and (ii) the consolidated closing bid price of the Common Stock on the Trading Day immediately preceding the date on which the Company and Seller satisfy the Counsel Selection Condition but no later than the Closing Date. As used herein, the "Counsel Selection Condition" shall mean the date, not more than tern days following the Effective Date, that the parties have agreed on the initial litigation counsel. The Shares shall be subject to the registration rights, further described in the Registration Rights Rider (the "Rider") attached hereto (the "Stock Consideration").The Shares shall be subject to the tem1s of the lockup agreement (the "Lockup Agreement") by the Seller and the Company attached hereto as Exhibit D. Seller acknowledges that the Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act") and may not be sold absent registration or an exemption therefrom. The Shares shall contain a restrictive legend upon issuance in customary form for issuance of restricted securities and be subject to resale upon satisfaction of the requirements of Rule 144 after the six months anniversary of the issuance (unless registered).

       (c) On the anniversary of one year and one day after Purchaser files its first complaint against a defendant with any one or more of the Patents ____________ ________________________________ _________________________________________________________________________________
____________________________________________________________________________
____________________________________________________________________________
___________Purchaser shall keep full, clear and accurate records with respect to the escrow account and any expenditures related to any Inter Partes Review as required in this Section 2.5 and shall furnish any information which Seller may reasonably prescribe from time to time to enable Seller to ascertain the amount of money in the escrow account and the expenditures therefrom for Inter Partes Review procedure(s).

CONFIDENTIAL

    2.5 Participation Payments.

       (a) In addition to the payments set forth in Section 2.4, the Purchaser will wire transfer within thirty days following the end of each calendar quarter, the account specified in Section 3.2(b) or such other account as most recently specified in writing by an authorized Seller representative, an amount equal to the product of (A) the applicable Participation Percentage multiplied by (B) the Participation Income for the most recently completed calendar quarter, ("Participation Payments''), provided, however,---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------- ,----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------- ,----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------- - Payments for purposes of any further payments to become due and owing to Seller) Concurrent with or prior to such wire transfer, Purchaser will provide Seller with a calculation of the amount due per this Section 2.5 providing sufficient detail to permit Seller to verify the accuracy of such calculation (the "Calculation Statement'). Any disputes with respect to the calculation of any payment amounts in this Section 2.5 shall be resolved by means of the process set forth in this Section 2.5. For the avoidance of doubt, hypothetical examples of the calculation of Participation Payments are set forth in Exhibit C hereof.

       (b) Purchaser shall keep full, clear and accurate records with respect to the Participation Income and Participation Payments as required in this Section 2.5 and shall furnish any information which Seller may reasonably prescribe from time to time to enable Seller to ascertain the proper Participation Payments due under this Agreement. Purchaser shall retain such records with respect to the Participation Payments for at least seven (7) years from each such payment. Seller shall have the right, twice annually, through its accredited auditors, to make an examination, during norn1al business hours, of all records and accounts bearing upon the amount of Participation Payments payable to it under this Agreement. Prompt adjustment shall be made to compensate for any errors or omissions disclosed by such examination. Seller shall be responsible for all its costs of any such audit unless the audit reveals an underpayment by Purchaser of at least ____________ for the audited period. In such an event, Purchaser shall be responsible for Seller's costs of the audit. Based on Purchaser's audited financials, Purchaser will provide Seller with a calculation of the amounts due per Section 2.5(a) with respect to each of the quarters in such recently ended calendar year (a "Year End Statement"). The Year End Statement is due to Seller within ten (10) days of Purchaser's receipt of Purchaser's audited financial statement from Purchaser's auditor. Within ten days following receipt of such Year End Statement, Purchaser or Seller, as the case may be, will pay, (without interest) to the other, any amounts in excess of or remaining due per Section 2.5(a) as shown in the Year End Statement.

       (c) If a dispute arises with respect to the amounts due per this Section 2.5, the parties will negotiate the matter in good faith during a four week period. If a dispute remains after such good faith negotiations, the parties will as expeditiously as possible (in any event within sixty days) seek mediation to resolve the remaining matters. If no agreement is reached, the parties may exercise all rights available hereunder at law.

3.CLOSING, DELIVERY AND PAYMENT

    3.1 Closing. The Closing shall take place at the offices of Sichenzia Ross Friedman Ference LLP, at 10:00 a.m., eastern daylight time, on the date the Due Diligence Period ends, at such other place, time or date as may be mutually agreed upon in writing by Seller and Purchaser, or at such time that all Closing Conditions have been satisfied (the "Closing Date"). Closing shall occur only upon the satisfaction or waiver of the conditions set forth in Section 5 (Closing Conditions) (other than those conditions that by their nature are to be satisfied or waived at the Closing, but subject to the satisfaction or waiver of those conditions).

    3.2 Closing Deliverables. At the Closing:

       (a) Seller shall execute, notarize and deliver to Purchaser an assignment in the form attached hereto as Exhibit A suitable for filing with the USPTO and other patent offices worldwide (the "Assignment").

CONFIDENTIAL

      (b) Purchaser shall initiate payment to Seller of immediately available funds in accordance with Purchaser's payment obligations set forth in Sections 2.4 and 2.5 above, by wire transfer to the following account:

____________ ____________ ____________ ____________
____________ ____________ ____________ ____________
____________ ____________ ____________ ____________
____________ ____________ ____________ ____________

    3.3 Post-Closing Deliverables. On or within five (5) business days following the Closing Date, Seller shall send, via Federal Express or other reliable overnight and trackable delivery service, to Purchaser, the executed and notarized original of the Assignment along with all files and original documents owned or controlled by Seller or its agents or attorneys regarding the Patents including, without limitation, (a) all Letters Patents, if available, (b) assignments for the Patents, (c) documents and materials evidencing dates of invention, (d) prosecution history · files for all issued, pending and abandoned Patents, (e) its own files regarding the issued Patents, and (f) a current electronic copy of a docketing report for the Patents accurately setting forth to the best of Seller's knowledge any and all dates relevant to the prosecution or maintenance of the Patents, including, without limitation, infom1ation relating to deadlines, payments and filings for the Patents, and the names, business addresses, email addresses, and phone numbers of all prosecution counsel and agents ("Docket").

4.TERMINATION

    4.1 This Agreement may be terminated at any time prior to the Closing:

       (a) by mutual written consent of Seller and Purchaser;

       (b) by Seller, if the Closing has not occurred by 5:00pm (Eastern time) on the Closing Date; or

       (c) by Purchaser if, during the Due Diligence Period, Purchaser discovers invalidating prior art or some other issue that would have a material adverse effect on Purchaser's ability to assert, enforce and/or license the patents ("Material Adverse Issue"), provided however, Purchaser must first notify Seller in writing within two (2) business days of when it discovers what it considers to be a Material Adverse Issue, and both Purchaser and Seller shall then meet within three (3) business days of such notice to discuss Purchaser's perceived Material Adverse Issue in attempt to detern1ine whether such issue is, in fact, a Material Adverse Issue. If, after commercially reasonable discussions and efforts, the parties cannot resolve the issue or otherwise agree in good faith that the issue is not a Material Adverse Issue, Purchaser can then terminate this Agreement by written notice to Seller.

5.CLOSING CONDITIONS

    5.1 Conditions to Purchaser's Obligation to Close. Purchaser's obligation to consummate the transactions contemplated hereby is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

       (a) The representations and warranties of Seller set forth in Section 7.1 hereof, without giving effect to any materiality qualifications therein, shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing (except to the extent expressly made as of an earlier date, in which case as of such date).

       (b) Seller shall have performed in all material respects all of the covenants and agreements required to be performed by it under this Agreement at or prior to the Closing.

       (c) Seller shall have delivered to Purchaser the Assignment.

(d) Purchaser shall have completed its due diligence of the Patents and the results thereof shall be satisfactory to the Purchaser in its sole and absolute discretion.

CONFIDENTIAL

       (e) The parties have satisfied the Counsel Selection Condition, as described in Section 2.4(b) herein.

    5.2 Conditions to Seller's Obligation to Close. Seller's obligation to consummate the transactions contemplated hereby is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

       (a) Purchaser shall have perfonned in all material respects all of the covenants and agreements required to be performed by it under this Agreement at or prior to the Closing.

       (b) Purchaser shall have delivered to Seller the Initial Cash Consideration Payment set forth in Section 2.4(a).

6. COVENANTS

    6.1 Further Assurances.

       (a) Seller covenants and agrees that after the Closing Date, it will upon request, and without further consideration, execute and deliver to Purchaser any other documents and materials, and take any further actions (including using commercially reasonable efforts to ensure the cooperation of the named inventors), that are reasonably necessary for Purchaser to perfect its title, or otherwise enforce its rights, in the Patents.

       (b) Seller hereby gives Purchaser power-of-attorney after the Closing, to execute documents in the name of Seller in order to effectuate the recordation of the transfers of any portion of the Patents in any governmental filing office in the world.

    6.2 Litigation Counsel. By  ____________ Purchaser shall enter into a written engagement with outside litigation counsel to initiate a patent litigation against at least one defendant within ____________  of the Closing Date. Prior to executing the written engagement with the outside litigation counsel, Purchaser shall disclose in writing to Seller the identity of the outside litigation counsel, the terms of the engagement, including, but not limited to, the financial terms, and the funding source and terms with which the patent litigation will be funded. Within five (5) business days ofreceipt of such written disclosure from Purchaser, Seller shall have the right to approve or reject the outside litigation counsel and/or the tern1s of the litigation funding (such approval shall not be unreasonably withheld).  ______________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
______________

    6.3 Conduct of Business. From the Effective Date through the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, except as otherwise contemplated by this Agreement or required by law, without Purchaser's consent, Seller shall not, and shall cause its Affiliates not to:

       (a) grant or pem1it any Encumbrance under or with respect to any Patents except those license grants which may occur solely by virtue of Seller's and/or its Affiliates' participation or membership prior to the Effective Date in any standards-setting organization (which participation or membership was disclosed in writing to Purchase prior to the Effective Date);

       (b) waive, release, assign, settle or compromise any material Action relating to the Patents or any Cause of Action to the extent that such waiver, release, assignment, settlement or compromise imposes any obligation, whether contingent or realized, that will bind Purchaser after the Closing Date or grants or permits any material Encumbrance under or with respect to any Patent;

       (c) fail to make any filing, pay any fee, or take any other action necessary to maintain the ownership, validity and enforceability of any Patent, including using reasonable best efforts to preserve any and all claims under any Patent subject to reexamination (if any);

       (d) initiate any Action under or with respect to any of the Patents or Causes of Action; or

       (e) enter into any binding agreement or commitment to take any of the foregoing actions.

CONFIDENTIAL

   6.4 No Solicitation by Seller. During the Due Diligence Period, Seller shall not, and shall cause its Affiliates not to, directly or indirectly solicit, initiate, or encourage discussions or negotiations, or enter into any agreement, including any non-disclosure agreement, with any third party relating to or in connection with any sale, acquisition, transfer or disposition of any Patent or Cause of Action.

    6.5 Continued Prosecution. To the extent applicable, Seller shall diligently continue to prosecute the Patents through the Closing Date, shall timely pay any maintenance fees, annuities and the like for which the fee is due on or prior to the Closing Date, and shall notify Purchaser in writing on or prior to the Closing Date separate from any other disclosures made hereunder of any relevant due dates related to prosecution, filing or maintenance of the Patents that will occur within thirty (30) days after the Closing Date.

    6.6 Public Announcements. Except as otherwise required by law or by any applicable listing agreement with a national securities exchange or Nasdaq, no party shall issue any press release or make other public statements with respect to the transactions contemplated by this Agreement or identifying the other party by name without the prior written consent of such party. Further, if either party is required by law or by any applicable listing agreement with a national securities exchange or Nasdaq to issue a press release or other public statement, such party will provide the other party an advance copy of the press release or public statement and allow such other party to review and influence the press release or public statement.

    6.7 Tax Matters. All sales, use, transfer, business and occupation, documentary, stamp, registration, excise, value added and similar taxes and fees (including any penalties and interest) incurred in connection with the transfer of the Patents and the Causes of Action from Seller to Purchaser pursuant to this Agreement and any related transaction documents shall be borne and paid by Purchaser when due. Purchaser shall, at its own expense, timely prepare and file any tax return or other document required with respect to such taxes or fees (and Seller shall cooperate with respect thereto as necessary).

7.REPRESENT ATIONS AND WARRANTIES

    7.l l Seller hereby represents and warrants to Purchaser that as of the Effective Date and as of the Closing Date:

       (a) Authority. Seller has the right and authority to enter into this Agreement and to carry out its obligations hereunder and requires no third party consent, approval, and/or other authorization to enter into this Agreement and to carry out its obligations hereunder, including, without limitation, the assignment of the Patents to Purchaser.

       (b) Title and Contest. Seller has good and marketable title to the Patents, including without limitation all rights, title, and interest in the Patents and the right to sue for past, present and future infringement thereof. Seller (and, to Seller's knowledge, Nortel) has obtained and properly recorded previously executed assignments for the Patents as necessary to fully perfect Seller's rights and title therein in accordance with governing law and regulations in each respective jurisdiction. Other than the Identified Encumbrance Agreements, the Patents are free and clear of all liens, mortgages, security interests or other encumbrances, and restrictions on transfer that might have arisen during Seller's ownership of the Patents. Other than their assertions against potential infringers by Nortel or Seller in the ordinary course of Seller's business, to the knowledge of Seller there are no actions, suits, investigations, communications, correspondence, claims or proceedings threatened, pending or in progress relating in any way to the Patents.

       (c) Existing Licenses. There are no licenses or other Liens or Encumbrances affecting the Patents, other than the Identified Encumbrance Agreements, which shall be provided in accordance with Section 2.3 of this Agreement.

       (d) Restrictions on Rights - Standards. Purchaser will not be subject to any covenant not to sue or similar restrictions on its enforcement or enjoyment of the Patents as a result of the transaction contemplated in this Agreement, or any prior transaction entered into by Seller related to the Patents. Seller has not made any commitments to any standards or other organization (including any open source organization) regarding licensing or not asserting the Patents, and Seller has not entered into any agreement or other arrangement which would otherwise obligate it to license or refrain from asserting the Patents.

CONFIDENTIAL

      (e) Patent Office Proceedings. None of the Patents have been or are currently involved in any reexamination, reissue, or interference proceeding, and that, to Seller's knowledge, no such proceedings are pending or threatened.

       (f) Fees. All maintenance fees, annuities, and the like due on the Patents have been timely paid.

       (g) Validity and Enforceability. The Patents have never been found invalid or unenforceable for any reason in any administrative, arbitration, judicial or other proceeding (other than office action rejections in the ordinary course of prosecution).

       (h) Governmental Rights. No governmental entity, agency, standard setting organization or university has any claim, right, title, interest or license in or to any of the Patents notwithstanding the fact that governmental entity, agency, standard setting organization or university funding was received, or resources or facilities from any governmental entity, agency, standard setting organization or university was used, in connection with the conception, development or reduction to practice of any invention disclosed in any of the Patents.

       (i) Small Entity Status. No "small entity" or "micro entity" fees were paid for any of the Patents where such fees were not available for such Patents at such time under applicable law.

    7.2 No Other Representations or Warranties. Except as expressly provided in this Section 7, Seller makes no other representations and/or warranties of any kind, either express or implied, statutory, by usage of trade, custom of dealing, or otherwise, and Seller specifically disclaims any implied representations and/or warranties of merchantability, satisfactory quality or fitness for a particular purpose.

    7.3 Survival. The representations, warranties, covenants and agreements of the parties contained in this Agreement shall survive the Closing and continue in full force and effect until the second anniversary of the Closing Date. All covenants or agreements of the parties that are to be performed in whole or in part after the Closing Date shall survive for the period provided in such covenants or agreements, if any, or until fully performed.

8. MISCELLANEOUS

    8.1 Applicable Law. The validity, construction, and performance of this Agreement shall be governed by and construed first in accordance with the federal laws of the United States to the extent federal subject matter jurisdiction exists, and second in accordance with the laws of the State of New York, exclusive of its choice of law rules. With respect to all civil actions or other legal or equitable proceedings directly arising between the parties or any of their Affiliates under this Agreement, the parties consent to exclusive jurisdiction and venue in the United States District Court for the Southern District of New York (the "Forum") unless no federal jurisdiction exists, in which case the parties consent to exclusive jurisdiction and venue in a Pennsylvania State Court (the "Alternate Forum"). Each party irrevocably consents to personal jurisdiction and waives the defense of forum non conveniens in the Forum, or Alternate Forum, if applicable, with respect to itself and its Affiliates. Process may be served on either party in the manner authorized by applicable law.

    8.2 LIMITATION ON CONSEQUENTIAL DAMAGES. EXCEPT IN THE CASE OF FRAUD, NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR LOSS OF PROFITS, OR ANY SPECIAL, CONSEQUENTIAL OR INCIDENT AL DAMAGES, HOWEVER CAUSED, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGE. THE PARTIES ACKNOWLEDGE THAT THESE LIMITATIONS ON POTENTIAL DAMAGES WERE AN · ESSENTIAL ELEMENT IN SETTING CONSIDERATION UNDER THIS AGREEMENT.

    8.3 LIMIT A TION OF LIABILITY. EXCEPT IN THE CASE OF FRAUD, WITHOUT WAIVING ANY OTHER RIGHTS OF THE PARTIES, INCLUDING ANY RIGHT TO SEEK SPECIFIC PERFORMANCE OR SEEK OTHER EQUITABLE RELIEF, NEITHER PARTY'S TOTAL LIABILITY (INCLUDING PAYMENT OBLIGATIONS) UNDER THIS AGREEMENT SHALL EXCEED THE PURCHASE PRICE. THE PARTIES ACKNOWLEDGE THAT THESE LIMITATIONS ON POTENTIAL LIABILITIES WERE AN ESSENTIAL ELEMENT IN SETTING CONSIDERATION UNDER THIS AGREEMENT. THE FOREGOING IS NOT TO BE CONSTRUED AS A LIMITATION ON THE RIGHT OF A PARTY TO SEEK EQUITABLE RELIEF, INCLUDING INJUNCTIVE RELIEF, WHERE MONETARY DAMAGES WOULD NOT BE ADEQUATE.

CONFIDENTIAL

   8.4 Confidentiality.

       (a) The Nondisclosure Agreement dated May 24, 2013, by and between Seller, certain of its Affiliates and Purchaser (the "Confidentiality Agreement") remains in full force and effect in accordance with its ten11S; provided, that the Confidentiality Agreement shall automatically terminate upon Closing.

       (b) From and after the Closing, the parties shall not (and shall cause their respective agents and/or Affiliates not to) use or disclose any information concerning the Patents or this Agreement, including the terms and existence hereof, to any third party except (i) with the prior written consent of the other party; (ii) to any governmental body having jurisdiction to require disclosure or to any arbitral body, to the extent required by same; (iii) as otherwise may be required by law or legal process, including to legal and financial advisors in their capacity of advising a party in such matters; (iv) during the course of litigation, so long as the disclosure of such terms and conditions are restricted in the same manner as is the confidential information of other litigating parties; or (v) in confidence to its legal counsel, accountants, banks and financing sources and their advisors in the normal course of business or in connection with strategic or financial transactions; provided that, in (ii) through (v) above, (A) each party shall use all legitimate and legal means available to minimize the disclosure to third parties, including seeking a confidential treatment request or protective order whenever appropriate or available; and (B) except for permitted disclosures to legal and financial advisors and accountants, a party shall provide the other party with at least ten (10) business days' prior written notice of such disclosure.

    8.5 Entire Agreement. The terms and conditions of this Agreement, including its exhibits, constitutes the entire agreement between the parties with respect to the subject matter hereof, and merges and supersedes all prior and contemporaneous oral agreements, understandings, negotiations and discussions. Neither of the parties shall be bound by any conditions, definitions, warranties, understandings, or representations with respect to the subject matter hereof other than as expressly provided herein. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. No amendments or modifications shall be effective unless in writing signed by authorized representatives of both parties. These terms and conditions will prevail notwithstanding any different, conflicting or additional terms and conditions, which may appear on any purchase order, acknowledgment or other writing not expressly incorporated into this Agreement. This Agreement may be executed in two (2) or more counterparts, all of which, taken together, shall be regarded as one and the same instrument.

    8.6 Notices. All notices required or permitted to be given hereunder shall be in writing, shall make reference to this Agreement, and shall be delivered by hand, or dispatched by prepaid air courier or by registered or certified airmail, postage prepaid, addressed as follows:

If to Seller	If to Purchaser
Rockstar Consortium US LP	Spherix Incorporated Legacy Town Center 1, 7160 N. Dallas
Parkway, Suite 250	7927 Jones Branch Drive
Plano, TX 75024	Tysons Comer, Virginia 22102
Attn: Chief IP Counsel	Attn: Chief Executive Officer

    Such notices shall be deemed served when received by addressee or, if delivery is not accomplished by reason of some fault of the addressee, when tendered for delivery. Either party may give written notice of a change of address and, after notice of such change has been received, any notice or request shall thereafter be given to such party at such changed address.

    8.7 Relationship of Parties . The parties hereto are independent contractors. Neither party has any express or implied right or authority to assume or create any obligations on behalf of the other or to bind the other to any contract, agreement or undertaking with any third party. Nothing in this Agreement shall be construed to create a partnership, joint venture, employment or agency relationship between Seller and Purchaser.

CONFIDENTIAL

   8.8 Severability. The terms and conditions stated herein are declared to be severable. If any paragraph, provision, or clause in this Agreement shall be found or be held to be invalid or unenforceable in any jurisdiction in which this Agreement is being performed, the remainder of this Agreement shall be valid and enforceable and the parties shall use good faith to negotiate a substitute, valid and enforceable provision which most nearly effects the parties' intent in entering into this Agreement.

    8.9 Waiver. Failure by either party to enforce any term of this Agreement shall not be deemed a waiver of future enforcement of that or any other term in this Agreement.

    8.10 Assignment of Agreement. The terms and conditions of this Agreement shall inure to the benefit of any successors, assigns and other legal representatives of Purchaser, and shall be binding upon Seller, its successor, assigns and other legal representatives.

CONFIDENTIAL

IN WITNESS WHEREOF, the parties have executed this Confidential Patent Purchase Agreement as of the Effective Date:

Rockstar Consortium US LP By: Rockstar Consortium LLC, its General Partner /s/ John P. Veschi Signature John P. Veschi Printed Name Chief Executive Officer Title July 10, 2013 Date	Spherix Incorporated /s/ Harvey Kesner Signature Harvey Kesner Printed Name Chief Executive Officer Title July 10, 2013 Date

CONFIDENTIAL

AMENDMENT NO. 1 TO CONFIDENTIAL PATENT PURCHASE AGREEMENT

This Amendment No. 1 to Confidential Patent Purchase Agreement by and between Spherix Incorporated (the “Company” or the “Purchaser” ) and Rockstar Consortium US LP (the “Seller”) dated as of July 10, 2013 (the “Agreement”) supplements and amends certain provisions of the Agreement.  Terms not otherwise defined herein shall have the meetings ascribed to them in the Agreement and the Rider (as defined in the Agreement).  Other than as specifically modified or amended hereby, the terms and provisions of the Agreement and the Rider shall remain in full force and effect.

1. The definition of “Participation Income” shall be delted and replaced with the following: _______________________________________________________________________
_______________________________________________________________________
_______________________________________________________________________
__________________

2. The definition “Purchaser’s Initial Return” sall be delted and replaced with the ______________________________________________________________________
______________________________________________________________________
______________________________________________________________________
__________________
Purchaser’s Initial Return __________

    Where:

A ________                                                                                                                __
B ________                                                                                                                __

3. The definition “Fixed Consideration Amount” in Section 2.4 is delted and ______________________________________________________________________
______________________________________________________________________
______________________________________________________________________
______________________________________________________________________
____________________________________________________________

4. Section 2.4(b) is hereby deleted in its entirety and replaced with the following:

2.4(b) On the Closing Date (the “Stock Consideration Issuance Date”), the Company shall issue to Seller share (the “Stock Consideration” ) of its restricted common stock $0.0001 par value per share (the “Common Stock”) (NASDAQ:SPEX)equal to the value of one million United States Dollars (US $1,000,000) based upon the lower of: (i) $5.65 per share (representing an amount that satisfied NASDAQ Rule 5635 as the consolidated closing bid price of the Common Stock on the Trading Day immediately preceding the Effective Date) and (ii) the consolidated closing bid price of the Common Stock on the Trading Day immediately preceding the date on which the Company and Seller satisfy the Counsel Selection Condition but no later than the Closing Date. Notwithstanding the foregoing, in no event shall the Stock Consideration issuable pursuant to this Section 2.4() exceed 19.99% of the issued and outstanding Common Stock of the Company, as calculated on the Issuance Date, it being understood that the Company shall immediately, upon determination of the maximum number of shares of Common Stock that are permitted to be issued under this sentence, pay the balance of the US $1,000,000 value commitment above in the form of cash to the Seller by wire transfer to an account designated by Seller.  As used herein, the “Counsel Selection Condition” shall mean the date, not more than ten business days following the Effective Date, that the parties have agreed on the initial litigation counsel.  The Stock Consideration shall be subject ot the terms of the lockup agreement (the “Lockup Agreement) by the Seller and the Company attached hereto as Exhibit D.  Seller acknowledges that the shares of Common Stock representing the Stock Consideration have not been registered under the Securities Act of 1933, as amended ((the “Securities Act”) and may not be sold absent registration or an exemption thereform.  The Stock Consideration shall be subject to the registration rights, further described in the Registration Rights Rider (the “Rider”) attached hereto as Exhibit E.  The shares of Common Stock representing the Stock Consideration shall contain a

CONFIDENTIAL

 restrictive legend upon issuance in customary form for issuance of restricted securities and be subject to resale upon satisfaction of the requirements of Rule 144 after the six months anniversary of the issuance (unless registered).

5. Section 2.5(a) is hereby deleted in its entirety and replaced with the following:

2.5(a) Subject to Section 2.5(a)(i) and (ii) below, in addition to the payments set forth in Section 2.4, the Purchaser will wire transfer within thirty days following the end of each calendar ___________________________________________________________________
___________________________________________________________________
___________________________________________________________________
___________________________________________________________________
___________________________________________________________________
___________________________________________________________________
_________________________________________________________

___________________________________________________________________
___________________________________________________________________
___________________________________________________________________
___________________________________________________________________
___________________________________________________________________
___________________________________________________________________
_________________________________________________________

___________________________________________________________________
___________________________________________________________________
___________________________________________________________________
___________________________________________________________________
___________________________________________________________________
___________________________________________________________________
_________________________________________________________
___________________________________________________________________
___________________________________________________________________
___________________________________________________________________
___________________________________________________________________
___________________________________________________________________
___________________________________________________________________
_________________________________________________________

6. Section 6.2 is hereby amended by delteing the last sentence thereof and replacing

___________________________________________________________________
___________________________________________________________________
___________________________________________________________________
___________________________________________________________________
___________________________________________________________________
___________________________________________________________________
_________________________________________________________

7. Section 8.4(a) is hereby deleted in its entirety and replaced with the following

8.4(a) The Nondisclosure Agreement dated May 24, by and between Seller, certain of its Affiliates and Purchaser (the “confidentiality Agreement”) remains in full force and effect in accordance with its terms: provided, that the all portions of the Confidentiality Agreement shall automatically terminate upon Closing, except however, the provisions of the Confidentiality Agreement related to common defense and interest and preservation of all litigation, work product and other privileged communications shall survive and continue in full force and effect.

8. Public Announcement.  Except as otherwise agreed by the parties or required by applicable law, neither the Seller nor the Purchaser shall disclose or make public the contents of the Agreement, the Rider or this Supplement prior to the Closing Date.  After the Closing Date, the Seller and the Purchaser shall consult with each other in issuing any press release with respect to the transactions contemplated by the Agreement, the Rider and this Supplement.  Purchaser and Seller shall keep all economic terms of this Agreement confidential and seek to preserve such confidential nature of such information through filing of confidential treatment requests with all government agencies and authorities, including the United States Securities and Exchange Commission

[signature pages follow]

CONFIDENTIAL

SPHERIX INCORPORATED

/s/ Harvey Kesner
By: Harvey Kesner, Interim Chief Executive Officer

ROCKSTAR CONSORTIUM US LP
By ROCKSTAR CONSORTIUM LLC, its General Partner

/s/ X Chief IP Counsel

By: John P. Veschi, Chief Executive Officer